As filed with the Securities and Exchange Commission on August 7, 2018

File No. 000-55942

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Rhino SpinCo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0607946
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2999 Wildwood Parkway Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

678-934-5000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: 40,191,482

Title of each class to be so registered

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

SEC 1396 (02-08)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 4 to the Registration Statement on Form 10/A incorporates by reference information contained in (a) the proxy statement/prospectus-information statement (the “proxy statement/prospectus-information statement”) dated August 8, 2018 (Registration No. 333-225511) of Essendant Inc. (“Essendant”) filed as Exhibit 99.1 hereto (the “Registration Statement”), (b) the Annual Report on Form 10-K of Essendant for the fiscal year ended December 31, 2017 filed as Exhibit 99.2 hereto (the “Form 10-K”), (c) the Quarterly Report on Form 10-Q of Essendant for the quarterly period ended June 30, 2018 filed as Exhibit 99.3 hereto (the “Form 10-Q”), (d) the definitive proxy statement on Schedule 14A of Essendant for its 2018 annual meeting of stockholders filed as Exhibit 99.4 hereto (the “Essendant Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto and (e) the Current Report on Form 8-K of Essendant filed with the U.S. Securities and Exchange Commission on May 31, 2018 filed as Exhibit 99.5 hereto (the “Form 8-K”), which recast financial statements and other financial information previously included in the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the proxy statement/prospectus-information statement, the Registration Statement, the Form 10-K, the Form 10-Q, the Essendant Proxy Statement or the Form 8-K shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—The Companies,” “Information About Merger Sub and Essendant,” “Information About the SPR Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the SPR Business” of the proxy statement/prospectus-information statement, Item 1 of the Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-K (as recast by the Form 8-K) and Form 10-Q. Those sections are incorporated herein by reference. The “SPR Business” refers to Genuine Parts Company’s S.P. Richards Company business.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the proxy statement/prospectus-information statement, Item 1A of the Form 10-K and Part II-Item 1A of the Form 10-Q. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary—Summary Historical Combined Financial Data of the SPR Business,” “Summary—Summary Historical Consolidated Financial Data of Essendant,” “Summary—Summary Unaudited Pro Forma Combined Financial Data of Essendant and the SPR Business,” “Selected Historical Combined Financial Data of the SPR Business,” “Selected Historical Consolidated Financial Data of Essendant”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the SPR Business” and “Recent Developments—Second Quarter Financial Results of the SPR Business” of the proxy statement/prospectus-information statement, Items 7 and 7A of the Form 10-K (as recast by the Form 8-K), and Part I-Items 2 and 3 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information About the SPR Business—Properties” of the proxy statement/prospectus-information statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Essendant” of the proxy statement/prospectus-information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “The Transactions—Board of Directors and Executive Officers of Essendant Following the Merger; Operations Following the Merger” and “Information About Merger Sub and Essendant—Information about Essendant—Directors and Officers of Essendant Before and After the Merger” of the proxy statement/prospectus-information statement, and “Executive Officers,” “Board of Directors, Corporate Governance and Related Matters—Our Board of Directors” and “Board of Directors, Corporate Governance and Related Matters—Director Biographies and Qualifications” of the Essendant Proxy Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Information About Merger Sub and Essendant—Information about Essendant—Compensation of Executive Officers of Essendant after the Merger” and “The Transactions—Interests of Certain Persons in the Merger” of the proxy statement/prospectus-information statement, and “Board of Directors, Corporate Governance and Related Matters—Director Compensation” and “Executive Compensation Discussion and Analysis” (other than the subsection entitled “Compensation Committee Report”) of the Essendant Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “The Transactions—Interests of Certain Persons in the Merger,” “Certain Relationships and Related Party Transactions” and “Information About Merger Sub and Essendant—Directors and Officers of Essendant Before and After the Merger” of the proxy statement/prospectus-information statement, and “Board of Directors, Corporate Governance and Related Matters—Transactions with Related Persons” and “Compensation Committee Interlocks and Insider Participation” of the Essendant Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Legal Matters” of the proxy statement/prospectus-information statement, Item 3 of the Form 10-K and Part II-Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary—Historical Market Price and Dividend Information of Essendant Common Stock,” “Summary—Summary Historical and Pro Forma Per Share Data,” “Historical Per Share Data, Market Price and Dividend Data,” “Description of SpinCo Capital Stock,” and “Description of Capital Stock of Essendant Before and After the Merger” of the proxy statement/prospectus-information statement, Item 5 of the Form 10-K and “Executive Compensation—Compensation Discussion and Analysis” and “Equity Compensation Plan Information” of the Essendant Proxy Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On April 11, 2018, Rhino SpinCo, Inc. (“SpinCo”) issued 100 shares of its common stock to Genuine Parts Company pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). SpinCo did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Capital Stock of Essendant Before and After the Merger” and “Description of SpinCo Capital Stock” of the proxy statement/prospectus-information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Officers and Directors” of Part II-Item 20 of the Registration Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page FS-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K (as recast by the Form 8-K) and Part I-Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K (as recast by the Form 8-K) and Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2018, by and among Genuine Parts Company, Rhino SpinCo, Inc., Essendant Inc. and Elephant Merger Sub Corp (conformed to include Amendment No. 1 thereto)* (1)

2.2	Separation Agreement, dated as of April 12, 2018, by and between Genuine Parts Company and Rhino SpinCo, Inc. (1) (incorporated herein by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q filed by Genuine Parts Company on April 26, 2018, File No. 1-5690)*

3.1	Certificate of Incorporation of Rhino SpinCo, Inc.*

3.2	Bylaws of Rhino SpinCo, Inc.*

21.1	List of Subsidiaries of Rhino SpinCo, Inc.*

99.1	Proxy Statement/Prosepctus-Information Statement of Essendant Inc. dated August 8, 2018*

99.2	Annual Report on Form 10-K of Essendant Inc. for the year ended December 31, 2017*

99.3	Quarterly Report on Form 10-Q of Essendant Inc. for the quarterly period ended June 30, 2018*

99.4	Definitive Proxy Statement on Schedule 14A of Essendant Inc.*

99.5	Current Report on Form 8-K of Essendant Inc. filed with the U.S. Securities and Exchange Commission on May 31, 2018*

*	Previously filed
(1)	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rhino SpinCo, Inc.

By:	/s/ Christopher Galla
Name: Christopher T. Galla
Title: Assistant Vice President

Date: August 9, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2018, by and among Genuine Parts Company, Rhino SpinCo, Inc., Essendant Inc. and Elephant Merger Sub Corp (conformed to include Amendment No. 1 thereto)* (1)

2.2	Separation Agreement, dated as of April 12, 2018, by and between Genuine Parts Company and Rhino SpinCo, Inc. (1) (incorporated herein by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q filed by Genuine Parts Company on April 26, 2018, File No. 1-5690)*

3.1	Certificate of Incorporation of Rhino SpinCo, Inc.*

3.2	Bylaws of Rhino SpinCo, Inc.*

21.1	List of Subsidiaries of Rhino SpinCo, Inc.*

99.1	Proxy Statement/Prosepctus-Information Statement of Essendant Inc. dated August 8, 2018*

99.2	Annual Report on Form 10-K of Essendant Inc. for the year ended December 31, 2017*

99.3	Quarterly Report on Form 10-Q of Essendant Inc. for the quarterly period ended June 30, 2018*

99.4	Definitive Proxy Statement on Schedule 14A of Essendant Inc.*

99.5	Current Report on Form 8-K of Essendant Inc. filed with the U.S. Securities and Exchange Commission on May 31, 2018*

*	Previously filed
(1)	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.